UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): December 20, 2006
NATIONAL ENERGY GROUP, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	0-19136 (Commission file number)	58-1922764 (I.R.S. employer identification number)

1400 ONE ENERGY SQUARE 4925 GREENVILLE AVENUE DALLAS, TEXAS	75206
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 692-9211
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     Bonus — Bob G. Alexander
          On December 20, 2006, the compensation committee of the board of directors of National Energy Group, Inc. (the “Company”) approved the payment of a cash bonus to Bob. G. Alexander, the Company’s Chairman of the Board, President and Chief Executive Officer, in the amount of $322,500. The Company has been advised that AREP Oil & Gas Holdings LLC, an affiliate of American Real Estate Partners, L.P., the indirect holder of a majority of the Company’s common stock, will pay an additional cash bonus to Mr. Alexander in the amount of $1,177,500. Mr. Alexander was President of AREP Oil & Gas Holdings LLC through November 2006.
     Increase in Director and Board Committee Fees
          On December 20, 2006, the Company’s compensation committee increased the fees payable to outside members of its board and board committees from $1,500 to $2,000 for each in-person meeting and from $750 to $1,000 for each telephonic meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.
Date: December 27, 2006	By:	/s/ Philip D. Devlin
		Name:	Philip D. Devlin
		Title:	Vice President, General Counsel and Secretary